10-K 2002

Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-35606; 33-47592; 33-86424; 33-40227; 333-62545; 333-36366; 333-33364; 333-67330) and the Registration Statement on Form S-4 (No. 333-97899) of Schlumberger Limited, of our report dated January 22, 2003 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/
PricewaterhouseCoopers LLP New York, New York February 27, 2003

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